EXHIBIT 23.0








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference into the previously filed Registration Statements on Form S-8 (Nos. 333-106116 and 333-113302) of Clifton Savings Bancorp, Inc. (the "Company") of our reports dated May 26, 2006, included in the Company's Annual Report on Form 10-K for the year ended March 31, 2006.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Pine Brook, New Jersey
June 12, 2006